Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 and related Prospectus of Southwestern Bell Corporation and to the incorporation by reference therein of our reports dated February 11, 1994, with respect to the consolidated financial statements of Southwestern Bell Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1993 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.

                                   /s/ Ernst & Young
                                   ERNST & YOUNG

San Antonio, Texas
July 28, 1994